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                                                                    EXHIBIT 23.3


                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated February 10, 1998, February 18, 1998, and February 19, 1998, that were utilized in aggregate as a basis for Ocean Energy, Inc.'s Form 10-K/A and for United Meridian Corporation's Form 10-K/A for the year ended December 31, 1997, and to all references to our Firm included in this Registration Statement.



                                        NETHERLAND, SEWELL & ASSOCIATES, INC.



                                        By:  /s/ DANNY D. SIMMONS
                                             ----------------------------------
                                              Danny D. Simmons
                                              Senior Vice President

Houston, Texas
September 1, 1998